
                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                        To Tender Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)

                                       of

                                 Furon Company

                       Pursuant to the Offer to Purchase
                            dated September 24, 1999

                                       by

                          FCY Acquisition Corporation

                     an indirect wholly owned subsidiary of
                                 Norton Company

                     an indirect wholly owned subsidiary of
                           Compagnie de Saint-Gobain

   This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of Common Stock, without par value (including the associated preferred share purchase rights), of Furon Company and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    ChaseMellon Shareholder Services, L.L.C.

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
             By Mail:                    By Overnight Delivery:                    By Hand:

          P.O. Box 3301                    85 Challenger Road              120 Broadway, 13th Floor
    South Hackensack, NJ 07606              Mail Drop-Reorg                   New York, NY 10271
 Attn: Reorganization Department       Ridgefield Park, NJ 07660       Attn: Reorganization Department
                                    Attn: Reorganization Department

                           By Facsimile Transmission
                       (for Eligible Institutions only):

                                 (201) 296-4293

                             Confirm By Telephone:

                                 (201) 296-4860

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 Ladies and Gentlemen:

    The undersigned hereby tenders to FCY Acquisition Corporation, a California corporation ("Purchaser"), and an indirect wholly owned subsidiary of Norton Company, a Massachusetts corporation, which is an indirect wholly owned subsidiary of Compagnie de Saint-Gobain, a French corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 24, 1999 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, _______________ shares of Common Stock, without par value (including the associated preferred share purchase rights, the "Shares"), of Furon Company, a California corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

   Certificate Nos. (if available)                       SIGN HERE


 -------------------------------------   -------------------------------------
                                                       Signature(s)


 -------------------------------------
                                         -------------------------------------
                                              Name(s) (Please Print or Type)
 If Shares will be tendered by book-
 entry transfer:


                                         -------------------------------------
 Name of Tendering Institution                            Address


 -------------------------------------   -------------------------------------
                                                                      Zip Code


 Account No. _________________________
 at The Depository Trust Company         -------------------------------------
                                                Area Code and Telephone No.

 Dated: ________________________, 1999

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

 -------------------------------------  ------------------------------------
              Name of Firm                         Authorized Signature


 -------------------------------------  Name:
                Address                      -------------------------------
                                                  (Please Print or Type)

 -------------------------------------
                             Zip Code
                                        Title:
                                              ------------------------------
                                                  (Please Print or Type)


 Area Code and Telephone No.:           Dated:                           , 1999
                             ---------        ---------------------------


 NOTE: Do not send Share certificates with this Notice of Guaranteed Delivery.
       Share certificates should be sent with your Letter of Transmittal.

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